UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Southern National Bancorp of Virginia, Inc.

(Exact Name of Registrant as Specified in its Charter)

Virginia	20-1417448
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1770 Timberwood Boulevard Charlottesville, Virginia	22911
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-136285

                                                                                                                                   (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	Nasdaq Capital Market

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

Southern National Bancorp of Virginia, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share, to be registered hereunder set forth under the heading “Description of Capital Stock of the Company” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-136285), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”) on August 4, 2006, as thereafter amended and supplemented, including in any prospectus to be filed pursuant to Rule 424(b) under the Act.

Item 2. Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation*

3.2	Certificate of Amendment to the Articles of Incorporation dated February 1, 2005*

3.3	Certificate of Amendment to the Articles of Incorporation dated May 16, 2006*

3.4	Amended and Restated Bylaws*

4.1	Specimen Stock Certificate of Southern National Bancorp of Virginia, Inc.*

*	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on August 4, 2006.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

Date: September 20, 2006	By:	/s/ Georgia S. Derrico
Georgia S. Derrico
Chairman and Chief Executive Officer

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